                              AMENDED AND RESTATED

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                     SECURITY BENEFIT LIFE INSURANCE COMPANY

                                       AND

                     T. ROWE PRICE INVESTMENT SERVICES, INC.

    THIS DISTRIBUTION AGREEMENT, made as of the 25th day of April, 1995, amended and restated as of May 1, 1998, by and between  SECURITY  BENEFIT LIFE INSURANCE
COMPANY  ("INSURER"),  a life insurance  company organized under the laws of the
State of Kansas,  for itself and on behalf of the T. Rowe Price Variable Annuity
Account (the "SEPARATE ACCOUNT"),  a separate account established and maintained by Insurer under the laws of the State of Kansas,  and T. ROWE PRICE  INVESTMENT
SERVICES, INC., a corporation organized and existing under the laws of the State of Maryland ("UNDERWRITER").

                                   WITNESSETH:

    WHEREAS,  the Separate  Account has been established by Insurer to support a certain class of variable annuity contracts issued by Insurer;

    WHEREAS, the Separate Account has been registered as a unit investment trust under the federal Investment Company Act of 1940, as amended ("ICA-40");

    WHEREAS,  the Separate Account is sub-divided into various  subaccounts (the
"SUBACCOUNTS");

    WHEREAS,  certain  companies  registered as open-end  management  investment companies under ICA-40 will serve as the underlying  investment vehicles for the
Separate Account;

    WHEREAS, such investment companies are authorized to issue shares of capital stock  ("Shares") in separate  series,  with each such series  representing  the interests in a separate portfolio of securities and other assets;

    WHEREAS, each subaccount will purchase Shares of a corresponding  investment company;

    WHEREAS,  Underwriter is registered as a broker-dealer  under the Securities
Exchange  Act of 1934,  as amended,  ("SEA-34")  and is a member of the National
Association of Securities Dealers, Inc.("NASD");

    WHEREAS,  Underwriter,  together with T. Rowe Price Insurance  Agency,  Inc.
(the "AGENCY"), an insurance agency that is affiliated with Underwriter,  desire to distribute the variable annuity  contracts  supported by the Separate Account and offered by Insurer; and

    WHEREAS,  Insurer desires to issue such variable annuity contracts described more  fully  below to the public  through  Underwriter  acting as the  principal underwriter and the Agency acting as the insurance agency for such contracts;

    NOW,  THEREFORE,  in  consideration  of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.  ADDITIONAL DEFINITIONS

    (a)  AFFILIATE  -- With respect to a person,  any other person  controlling, controlled by, or under common control with, such person.

    (b)  APPLICATION  -- An  application  for a  Contract  and any  other  forms required to be completed before a Contract is issued.

    (c)  CONTRACTS  -- The class or classes of variable  annuity  contracts  set forth on  SCHEDULE 1 to this  Agreement  as in effect at the  Effective
         Date, and such other classes of variable insurance products that may be added to SCHEDULE 1 from time to time in accordance  with Section 18 of this  Agreement,  and  including  any riders to such  Contracts and any other  contracts  offered in  connection  therewith.  For  purposes  of
         Sections 3 and 14 of this Agreement,  Contracts shall include  Premiums for the Contracts.

    (d)  CUSTOMER  SERVICE CENTER -- P.O. Box 750440,  Topeka,  Kansas 66675, or
         such other  location as may be  designated in writing from time to time by Insurer.

    (e)  DISTRIBUTOR -- A person registered as a broker-dealer and licensed as a life insurance  agent or affiliated  with a person so licensed,  who in the  future  will be  authorized  to  distribute  the  Contracts  under arrangements that the parties may subsequently agree to as described in
         Section 2.A. of this Agreement.

    (f)  EFFECTIVE DATE -- The date as of which this Agreement is executed.

    (g)  FUND  --  An  investment  company  established  and/or  distributed  by
         Underwriter or an Affiliate,  specified on SCHEDULE 2 to this Agreement as in effect at the Effective Date, and such other investment companies that may be added to  SCHEDULE 2 from time to time in  accordance  with
         Section 18 of this Agreement.

    (h)  PREMIUM -- A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

    (i)  PROSPECTUS -- The prospectus  and statement of additional  information, if any, included within a Registration  Statement,  except that, if the most recently filed prospectus and statement of additional  information filed pursuant to Rule 497 under SA-33  subsequent to the date on which a Registration  Statement became effective  differs from the prospectus
         and  statement  of   additional   information   included   within  such
         Registration  Statement  at the  time it  became  effective,  the  term
         "Prospectus"  shall refer to the most  recently  filed  prospectus  and statement of additional  information  filed under Rule 497 under SA-33, from and after the date on which they each shall have been  filed.  For purposes  of Section 14 of this  Agreement,  the term "any  Prospectus"
         means any document which is or at any time was a Prospectus  within the meaning of this definition.

    (j)  REGISTRATION STATEMENT -- At any time that this Agreement is in effect, each currently effective registration statement, or currently effective post-effective amendment thereto, relating to the Contracts,  including
         financial   statements   included   in,  and  all   exhibits  to,  such
         registration  statement or  post-effective  amendment.  For purposes of
         Section 14 of this Agreement,  the term "Registration  Statement" means any  document  which  is or at any time  was a  Registration  Statement within the meaning of this definition.

    (k)  REGULATIONS -- The rules and  regulations  promulgated by the SEC under
         SA-33, SEA-34 and ICA-40.

    (l)  REPRESENTATIVE  --  When  used  with  reference  to  Underwriter  or  a
         Distributor, an individual who is an associated person, as that term is defined in SEA-34, thereof.

    (m)  SA-33 -- The Securities Act of 1933, as amended.

    (n)  SEC -- The Securities and Exchange Commission.

2.  SALE OF CONTRACTS

    (a)  PRINCIPAL UNDERWRITER

         Insurer,  on  its  behalf  and  on  behalf  of  the  Separate  Account, authorizes Underwriter,  on an exclusive basis, and Underwriter accepts such authority,  to be the distributor and principal underwriter of the
         Contracts.  Underwriter  will use all  reasonable  efforts (but only in states in which it may  lawfully do so) to  distribute  the  Contracts, consistent with its other business,  market and regulatory  conditions,
         and  any  other   restrictions   that  may  become  applicable  to  its
         activities.   As  exclusive  distributor  and  principal   underwriter,
         Underwriter  shall  have sole  authority  to solicit  Applications  and
         Premiums  directly from customers and prospective  customers located in the jurisdictions  listed on SCHEDULE 3. Underwriter reserves the right to authorize  third parties as  Distributors  to engage in distribution activities  involving the  solicitation  of  Applications  and Premiums directly from  customers  and  prospective  customers,  in each case as
         Underwriter may in its sole discretion so provide or limit,  but in all such cases,  subject to such  general  terms and  conditions  regarding arrangements  with  Distributors as the parties hereto may subsequently agree upon in writing,  provided that Insurer reserves the right, which shall not be exercised  unreasonably,  to require that  Underwriter not enter into a sales agreement with a proposed Distributor. Insurer shall appoint in the appropriate states or jurisdictions such Distributors or
         Distributor Representatives,  provided that Insurer reserves the right, which right shall not be exercised  unreasonably,  to refuse to appoint as agent any  Distributor  or Distributor  Representative,  if any, or,
         once  appointed,  to  terminate  the same at any time  with or  without cause.  Underwriter  shall be an  independent  contractor  and  neither
         Underwriter, nor any of its officers,  directors,  employees, or agents
         is  or  shall  be  an  employee  of  Insurer  in  the   performance  of
         Underwriter's duties hereunder.  Underwriter is not hereby obligated to register or maintain its  registration  as a broker or dealer under the state  securities  laws of any  jurisdiction  if, in the  discretion of
         Underwriter,  such  registration  is not  practical,  necessary for its duties  under  this  Agreement,  or  feasible,  nor  does  it  restrict
         Underwriter  from entering into  distribution  arrangements  with other issuers  or  investment  companies,  except as  otherwise  agreed to in writing by the parties.

    (b)  INSURANCE AGENCY

         It is  understood  that,  pursuant to an  insurance  agency  agreement,
         Insurer will appoint the Agency as its insurance  agent for the sale of the Contracts.  Underwriter  agrees that no Underwriter  Representative shall engage in any  solicitation  activities on behalf of  Underwriter unless such Representative is associated with Agency and subject to the supervision of Agency respecting compliance with state insurance law.

    (c)  NO ALTERATION, DISCHARGE, ETC., OF CONTRACTS

         Underwriter shall not have authority,  and shall not grant authority to
         Underwriter     Representatives,     Distributors     or    Distributor
         Representatives, on behalf of Insurer: to make, alter, waive, change or discharge  any Contract or other  contract  entered into  pursuant to a
         Contract;  to waive any Contract  forfeiture  provision;  to extend the time of paying any Premium;  to endorse  checks or money orders payable to Insurer,  or to receive any monies or Premiums  (except for the sole purpose of forwarding monies or Premiums to Insurer). Underwriter shall not expend,  nor contract for the expenditure of, the funds of Insurer.
         Underwriter  shall not possess or exercise  any  authority on behalf of
         Insurer  other than that  expressly  conferred on  Underwriter  by this
         Agreement.  To the extent that Underwriter  receives a check payable to
         "T. Rowe Price," Underwriter,  or an affiliate thereof, and all or part of such check  represents  a Premium,  such check shall be processed in accordance with mutually agreed upon procedures.

    (d)  OPINION OF INSURER'S COUNSEL

         The obligations of Underwriter  under this Agreement are subject to the accuracy of the  representations and warranties of Insurer contained in this  Agreement,  to the  performance  by  Insurer  of its  obligations hereunder,  and to the  condition  that  (i)  prior  to the  time  that
         Underwriter  begins  offering  the  Contracts,  Underwriter  shall have received  an opinion of the  general  counsel or an  associate  general counsel of Insurer,  such opinion to be substantially to the effect set forth in  EXHIBIT A hereto;  and (ii) each  time,  during the period in which  Underwriter  is offering the  Contracts,  that an amendment to a
         Registration Statement becomes effective under Rule 485(a) under SA-33,
         Underwriter  shall have received an opinion from the general counsel or associate general counsel to Insurer,  that is reasonably acceptable to
         Underwriter,  such opinion to be  substantially to the effect set forth in EXHIBIT A hereto.

3.  SOLICITATION ACTIVITIES, APPLICATIONS AND PREMIUMS

    Underwriter  agrees that its  solicitation  activities  with  respect to the
    Contracts  shall be subject to applicable laws and  regulations,  procedures provided by Insurer, and the rules set forth herein:

    (a)  Underwriter  shall use  Applications  and other  materials  approved by
         Insurer  for use in the  solicitation  activities  with  respect to the
         Contracts.  Insurer shall notify  Underwriter and the Agency in writing of those states or jurisdictions  which require delivery of a statement of  additional  information  for the  Contracts  with a prospectus to a prospective purchaser.

    (b)  All  Premiums  paid by check  or money  order  that  are  collected  by
         Underwriter or any Underwriter Representative shall be remitted in full promptly,  and in any event not later than two business days (except to the extent of any commissions deducted from Premiums in accordance with an insurance agency agreement),  together with any Applications,  forms and any other required  documentation,  to the Customer Service Center.
         Checks or money  orders in  payment of  Premiums  shall be drawn to the order of "Security  Benefit Life  Insurance  Company."  Premiums may be
         transmitted  by  wire  order  from  Underwriter  or the  Agency  to the
         Customer  Service Center in accordance  with the procedures  reasonably agreed  upon by the  parties.  If any  Premium  is held at any  time by
         Underwriter,  Underwriter  shall  hold  such  Premium  in  a  fiduciary capacity and such Premium  shall be remitted in full  promptly,  and in any  event not later  than two  business  days,  to  Insurer.  All such
         Premiums,  whether by check, money order or wire, shall be the property of Insurer.

    (c)  Underwriter  acknowledges  that Insurer shall have the right to reject, in whole or in part, any Application, but only for reasonable cause and only  after  giving  prior  notice  to  Underwriter.  In the  event  an
         Application  is  rejected,  any Premium  submitted  therewith  shall be returned by Insurer to the  applicant.  Insurer shall  promptly  notify
         Underwriter  and, if  applicable,  the  Distributor  who  submitted the
         Application,  of such action.  In the event that a purchaser  exercises his or her free look  right  under  their  Contract,  any  amount to be refunded  as  provided  in such  Contract  shall be so  refunded to the
         purchaser  by  Insurer.   Insurer  shall  notify  Underwriter  and,  if
         applicable, the Distributor who solicited the Contract, of such action.

    (d)  Underwriter  intends that no recommendations  will be made to prospects for the  Contracts.  To the  extent  that  Underwriter  or  Underwriter
         Representatives  make  recommendations,  or to the extent  required  by applicable securities laws, Underwriter and Underwriter Representatives will comply with Section 2310 of the NASD's Conduct Rules.

    (e)  During  the  term  of  this  Agreement,  neither  Underwriter  nor  any
         Underwriter  Representative  shall  intentionally  encourage a Contract owner to exchange his or her Contract for any other insurance  contract except (i) with  Insurer's  consent or (ii) to comply  with  applicable laws,  regulations  or rules,  including  but not limited to the NASD's
         Conduct Rules.

    (f)  All  solicitation  and sales  activities  engaged in by Underwriter and
         Underwriter  Representatives  in  regard to the  Contracts  shall be in compliance  with all applicable  federal and state  securities laws and regulations,  as well as all applicable insurance laws and regulations.
         No  Underwriter  Representative  shall  solicit  the sale of a Contract unless at the time of such solicitation such individual is:

         (1)  Properly  licensed by the NASD and all applicable  state insurance and securities regulatory authorities; and

         (2)  Appointed  as an  insurance  agent of  Insurer,  except  as may be otherwise agreed to by Insurer.

    (g)  Neither Underwriter nor any Underwriter  Representative  shall give any written  information  or make any  written  or oral  representation  in regard to a class of Contracts in connection  with the offer or sale of such class of Contracts that is  inconsistent  with the  then-currently
         effective   Prospectus   for  such  class  of  Contracts,   or  in  the
         then-currently   effective   prospectus   or  statement  of  additional
         information  for a Fund, or in current  advertising  materials for such class of Contracts which have been authorized by Insurer.

    (h)  Neither  Underwriter  nor any Underwriter  Representative  shall offer, attempt to offer, or solicit  Applications for the Contracts or deliver the Contracts,  in any state or other  jurisdiction as to which Insurer has notified Underwriter that such Contracts may not legally be sold or offered for sale.

4.  ADMINISTRATION

    (a)  Insurer shall  administer the Contracts in accordance  with their terms
         and  applicable  laws  and  regulations,   such  administration  to  be
         performed in all respects at a level  commensurate with those standards prevailing in the variable insurance industry.  Neither Insurer nor its officers,  directors,  employees or agents  (which,  for these purposes
         shall  not   include   Underwriter   Representatives   or   Distributor
         Representatives) shall give any written information or make any written or oral  representation in regard to a class of Contracts in connection with the offer or sale of such class of Contracts that is  inconsistent with  the  then  currently  effective  Prospectus  for  such  class  of
         Contracts,  or the then currently effective  prospectus or statement of additional  information for a Fund, or in current advertising materials for such class of Contracts which have been authorized by Underwriter.

    (b)  Insurer, as agent for Underwriter,  shall confirm to each applicant for and purchaser of a Contract in accordance with Rule 10b-10 under SEA-34 acceptance of premiums and such other  transactions  as are required to
         be   confirmed  by  Rule  10b-10  or   administrative   interpretations
         thereunder,  or any NASD requirements.  Insurer shall not be separately compensated for these services.

    (c)  Insurer shall maintain and preserve such books and records with respect to the Contracts in conformity with the requirements of Rules 17a-3 and
         17a-4 under SEA-34 including,  to the extent such  requirements  apply, all books and records with respect to confirmations provided under Rule
         10b-10.  Insurer shall maintain all such books and records, which shall be  considered  the joint  property  of Insurer  and  Underwriter,  and
         Insurer  acknowledges  that  such  books and  records  are at all times subject  to  inspection  by the  SEC and the  NASD in  accordance  with
         Section  17(a)  of  SEA-34  and  shall  provide   copies  thereof  upon
         Underwriter's request.  Insurer shall not be separately compensated for these services.

    (d)  Insurer  shall not  sub-contract  with  another  person  other  than an affiliate of Insurer to perform any of the  functions  contemplated  by
         this   Section  or  maintain   any   information,   books  and  records
         contemplated  by this Agreement  without first  obtaining such person's undertaking,  in  writing,  to  comply  with  the  provisions  of  this
         Agreement to keep confidential all proprietary  information obtained by such  person,  and to  acknowledge  that  such  information,  books and records are at all times  subject to inspection by the SEC, NASD or any state regulatory body,  administrative agency or any other governmental instrumentality,  and further,  without obtaining  Underwriter's  prior written consent. In addition,  such person shall be required,  upon the request of Underwriter,  and at the expense of the Insurer,  to furnish such information, books and records to Underwriter.

5.  MARKETING

    Underwriter  shall have  responsibility  for and control over the  marketing name, marketing  arrangements,  marketing materials and marketing practices,
    respecting  the  Contracts  and,   subject  to  the   effectiveness  of  the
    Registration   Statement  respecting  the  Contracts  and  approval  of  the
    Contracts in each of the  jurisdictions  shown on Schedule 3, the timing and commencement  of  the  offering  of  the  Contracts.  Underwriter  shall  be responsible  for the design and  preparation of all  promotional,  sales and advertising  material  relating  to the  Contracts.  Insurer may propose any
    additional  or  alternative   marketing   arrangements  for  the  Contracts,
    including  any  proposed   marketing  name,   arrangements,   materials  and
    practices,  which  shall  be  subject  to  Underwriter's  prior  review  and approval.  No promotional,  sales or advertising material may be used by any party without the approval of the other party. Prior to any use with members of the public, the following procedures shall be observed:

    (a)  Each party shall provide to the other party copies of all  promotional, sales and  advertising  material  developed by such party,  if any, for such other party's review and written approval, and each party shall be given a reasonable amount of time to complete its review.

    (b)  Each party shall  respond on a prompt and timely basis in approving any such material and shall act reasonably in connection therewith.

    (c)  Insurer  shall be  responsible  for  filing all  promotional,  sales or advertising  material,  whether developed by Underwriter or Insurer, as required, with any state insurance regulatory authorities.

    (d)  Underwriter  shall be responsible for filing all promotional,  sales or advertising  material,  whether developed by Underwriter or Insurer, as required, with the NASD, and state securities regulatory authorities.

    (e)  Each party shall notify the other party  expeditiously  of any comments provided  by  the  NASD  or  any  securities  or  insurance  regulatory authority  on  such  material,  and  will  cooperate  expeditiously  in resolving and implementing any comments, as applicable.

    (f)  Each party shall  deliver to the other party ten final print  copies of all  promotional,  sales and  advertising  material  developed  by such party.

         The parties acknowledge that such material, to the extent it identifies or discusses a Fund,  may be subject to review and approval  procedures implemented by that Fund.  Each party reserves the right,  after having approved a piece of material, to object to further use of such material and may require the other party to cease use of such material.

6.  COMPENSATION

    Insurer may pay  marketing  allowance  expenses,  if any, to the Agency with respect to  Contracts  sold  pursuant to this  Agreement  in the amounts and under the rules and procedures set forth in an insurance agency agreement.

7.  EXPENSES

    (a)  INSURER

    With  respect  to this  Agreement,  Insurer  shall pay (or will  enter  into arrangements  providing  that  persons  other  than  Insurer  shall pay) all expenses in connection with:

         (1)  the preparation and filing of each Registration  Statement for the
              Contracts   (including  each   pre-effective  and   post-effective
              amendment   thereto)  and  the  preparation  and  filing  of  each
              Prospectus for the Contracts  (including any  preliminary and each definitive Prospectus);

         (2)  the   preparation,    insurance    underwriting,    issuance   and
              administration  of the Contracts;  provided that Insurer shall not be  responsible  for  expenses,  including the expense of a leased line,  incurred  by  Underwriter  in  connection  with the service center operated by Underwriter;

         (3)  any  registration,  qualification or approval of the Contracts for
              offer  and  sale  required  under  the  securities,   blue-sky  or
              insurance laws of any state or jurisdiction listed on SCHEDULE 3;

         (4)  all registration fees for the Contracts payable to the SEC and the
              NASD; and

         (5)  the printing of the  Prospectus for the Contracts (or its pro rata share of expenses in the event the  Prospectuses for the Contracts and the  Funds  are  printed  together  in one  document)  and any supplements  thereto for distribution to existing  contract owners and its pro rata share of expenses of mailing the Prospectuses for the Contracts and the Funds to existing Contract owners.

    (b)  UNDERWRITER

         With respect to this  Agreement,  Underwriter  shall pay (or will enter into  arrangements  providing that persons other than Underwriter shall pay)  the  following  expenses  related  to  its  distribution  of  the
         Contracts:

         (1)  the compensation of Underwriter Representatives and employees, and
              Distributors, if any;

         (2)  expenses   associated  with  the   registration  and  training  of
              Underwriter  Representatives  and other employees  involved in the distribution of the Contracts;

         (3)  expenses  incurred in connection with its registration as a broker or dealer or the  registration or  qualification  of its officers, directors or Representatives under federal and state laws;

         (4)  the  costs of any  promotional,  sales and  advertising  material, including  Applications  and any other  materials  included in the
              fulfillment  kit,  that  Underwriter   develops  for  its  use  in
              connection with the sale of the Contracts; and

         (5)  expenses  of  printing  and  mailing  the   Prospectuses  for  the
              Contracts  and  the  Funds  (and  any  supplements   thereto)  for
              distribution to prospective customers.

    (c)  OTHER EXPENSES

         Other  than  as  specifically  provided  in  this  Agreement  or  in an insurance  agency  agreement,  Insurer  shall pay all expenses  that it incurs in connection with this Agreement and Underwriter  shall pay all expenses that it incurs in  connection  with this  Agreement;  it being understood that neither Underwriter nor the Agency shall be responsible for  any  expenses  relating  to the  Contracts  or the  processing  of
         Contracts,  Premiums or Applications,  including without limitation any expenses  incurred in connection with the return of Premiums  solicited by  Distributors,  if any,  for  Applications  rejected by Insurer,  or relating to any of the matters or acts  contemplated by this Agreement, except to the extent expressly set forth herein. Except as specifically provided above or as otherwise agreed to in writing by the parties,  it is further  understood  that Insurer shall not bear any  responsibility for the expenses of the Underwriter  and  Underwriter  Representatives,
         nor  for  printing  the   prospectuses  and  statements  of  additional
         information for the Funds,  nor for the preparation of the registration statements  for the Funds nor for providing seed capital for the Funds, nor for any other expenses relating to the Funds.

8.  REPRESENTATIONS AND WARRANTIES OF INSURER

    (a)  Insurer  represents  and warrants to  Underwriter on the Effective Date that:

         (1)  Insurer  has been duly  organized  and is  validly  existing  as a corporation in good standing under the laws of the State of Kansas with full  power and  authority  to own,  lease  and  operate  its properties and conduct its business, is duly qualified to transact the  business of a life  insurance  company and to issue  variable insurance  products,  and is in good  standing,  in each  state or jurisdiction listed on SCHEDULE 3.

         (2)  The execution and delivery of this Agreement and the  consummation of the transactions  contemplated herein have been duly authorized by all necessary corporate action by Insurer, and when so executed and  delivered  this  Agreement  shall be the  valid  and  binding obligation of Insurer enforceable in accordance with its terms.

         (3)  The consummation of the transactions  contemplated herein, and the fulfillment  of the terms of this  Agreement,  shall not  conflict with,  result in any breach in any material  respect of any of the terms and provisions of, or constitute  (with or without notice or lapse  of time) a  default  in any  material  respect  under,  the articles of incorporation or bylaws of Insurer,  or any indenture, agreement,  mortgage,  deed of trust, or other instrument to which
              Insurer  is a party or by which it is  bound,  or,  to the best of
              Insurer's knowledge,  violate in any material respect any law, any order, rule or regulation applicable to Insurer of any court or of any federal or state regulatory body, administrative agency or any
              other  governmental   instrumentality   having  jurisdiction  over
              Insurer or any of its properties.

    (b)  Insurer further represents and warrants to Underwriter on the effective date of the  initial  Registration  Statement  for the  Contracts,  and undertakes to use its best efforts to ensure as of the  effective  date of each subsequent Registration Statement, that:

         (1)  Insurer has filed with the SEC all  statements,  notices and other documents  required  for  registration  of the  Contracts  (or the interests  therein) and the Separate  Account under the provisions of ICA-40 and SA-33 and the Regulations thereunder; further, there are no  contracts  or  documents  of  Insurer or  relating  to the
              Contracts or the Separate  Account  which are required to be filed as exhibits to such Registration Statement by SA-33, ICA-40 or the
              Regulations which have not been so filed.

         (2)  Such Registration Statement has been declared effective by the SEC or has become effective in accordance with the Regulations.

         (3)  Insurer has not  received  any notice from the SEC with respect to such Registration Statement pursuant to Section 8(e) of ICA-40 and no stop  order  under  SA-33  has been  issued  and no  proceeding therefor has been instituted or threatened by the SEC.

         (4)  Insurer has obtained, or prior to the commencement of the offering of the Contracts will obtain, all necessary or customary orders of exemption or approval from the SEC to permit the  distribution  of the  Contracts  pursuant  to  this  Agreement  and to  permit  the operation of the Separate  Account  supporting  such  Contracts as contemplated in the related  Prospectus,  and such orders apply to
              Underwriter,  as principal  underwriter  for the Contracts and the
              Separate Account to the extent necessary.

         (5)  Insurer has  represented  in the  Registration  Statement that the fees and charges  deducted under the Contracts,  in the aggregate, are reasonable in relation to the services rendered,  the expenses expected to be incurred,  and the risks assumed by the Insurer. In addition, Insurer complies with all other applicable provisions of
              Section 26 of the ICA-40,  as if it were  trustee or  custodian of the  Separate  Account;  Insurer  has  filed  with  the  insurance regulatory  authority for the State of Kansas an annual  statement of its  financial  condition,  which  indicates  that  Insurer has capital  and  surplus  or  unassigned  surplus of not less than $1 million  or such  other  amount as  prescribed  by SEC  rule;  and
              Insurer,  together  with  its  registered  separate  accounts,  is supervised and examined periodically by the insurance authority of
              Kansas.

         (6)  Such Registration  Statement and the related  Prospectus comply in all material  respects with the provisions of SA-33 and ICA-40 and the Regulations,  and neither the  Registration  Statement nor the
              Prospectus  contains  an untrue  statement  of a material  fact or omits to state a material  fact  required to be stated  therein or necessary to make the statements therein not misleading,  in light of the circumstances in which they were made;  provided,  however, that none of the  representations  and  warranties in this Section
              8(b)(5) shall apply to statements or omissions from a Registration
              Statement or  Prospectus  made in reliance  upon and in conformity with  information  furnished to Insurer in writing by  Underwriter expressly for use in such Registration Statement or Prospectus.

         (7)  The  Separate  Account  has been duly  established  by Insurer and conforms to the description thereof in the Registration  Statement and the Prospectus for the Separate Account.

         (8)  The form of the Contracts has been approved to the extent required by the  Kansas  Insurance  Commissioner  and  by the  governmental agency  responsible  for  regulating  insurance  companies in each other state or jurisdiction  listed on SCHEDULE 3 as such Schedule is in effect on the pertinent date of each Registration Statement.

         (9)  The Contracts have been duly  authorized by Insurer and conform to the  descriptions  thereof in the  Registration  Statement for the
              Contracts  and  the  related   Prospectus   and,  when  issued  as
              contemplated  by such  Registration  Statement,  shall  constitute legal,  validly  issued  and  binding  obligations  of  Insurer in accordance with their terms.

         (10) No other consent, approval, authorization or order of any court or governmental  authority  or agency is required for the issuance or sale of the  Contracts,  the  establishment  or  operation  of the
              Separate  Account,  or for the  consummation  of the  transactions contemplated by this Agreement, that has not been obtained.

9.  UNDERTAKINGS OF INSURER

         Insurer undertakes as follows:

    (a)  Insurer shall use its best efforts to maintain the  registration of the
         Contracts (or interests  therein) and the Separate Account with the SEC and to maintain any  registrations  and  approvals of the Contracts and the Separate Account with any state securities or insurance  regulatory
         bodies,    administrative   agencies,   or   any   other   governmental
         instrumentalities of any state or other jurisdiction listed on SCHEDULE
         3 whose securities or insurance laws, in Insurer's reasonable judgment, require  registration  or approval  of the  Contracts  or the  Separate
         Account,  and Insurer shall maintain the  registration of the Contracts
         (or  interests  therein)  and the  Separate  Account  with  such  state
         securities    regulatory    bodies    and   any   other    governmental
         instrumentalities  of any state or jurisdiction listed on Schedule 3 as
         Insurer deems appropriate.

    (b)  Insurer  shall  take all action  necessary  to cause the  Contracts  to comply,  and to continue to comply,  as annuity  contracts  under state insurance  laws and  federal  tax  laws.  In the  event of a change  in applicable law that renders it  impracticable or impossible to maintain
         the  Contracts  as  annuity  contracts,   Insurer  shall  consult  with
         Underwriter and shall take no action  respecting the Contracts  without the consent of Underwriter.

    (c)  Insurer shall take all action  necessary to cause the Separate  Account to comply, and to continue to comply, with the provisions of ICA-40 and the  Regulations  applicable  to the  Separate  Account as a registered investment company classified as a unit investment trust and a separate account, and deemed to be issuing periodic payment plan certificates.

    (d)  Insurer  shall not deduct any amounts  from the assets of the  Separate
         Account  or enter  into a  transaction  or  arrangement  involving  the
         Contracts  or the  Separate  Account or cause the  Separate  Account to enter into any such  transaction or arrangement  without  obtaining any necessary or  customary  approvals  or  exemptions  from the SEC or any no-action  assurance  deemed  necessary  from the SEC staff and without
         ensuring  that  such  approval,   exemption  or  assurance  applies  to
         Underwriter  as the principal  underwriter  for the  Contracts,  to the extent necessary or appropriate.

    (e)  Insurer  shall  provide  Underwriter  with  preliminary  drafts  of any amendments to  Registration  Statements,  supplements to  Prospectuses, exemptive  applications or no-action  requests to be filed with the SEC in  connection  with the  Contracts,  the  Separate  Account,  or both.
         Insurer  shall provide  Underwriter  with a reasonable  opportunity  to review and comment on such drafts  before any such  materials are filed with the SEC. Insurer shall furnish Underwriter with copies of any such materials or amendments  thereto, as filed with the SEC, promptly after the filing thereof,  and any SEC  communications or orders with respect thereto,  promptly  after receipt  thereof.  Insurer shall maintain and keep on file in its principal  executive  office any file  memoranda or any supplemental materials referred to in such Registration Statements, exemptive  applications and no-action  requests and shall maintain and, as  necessary,  amend such  memoranda or materials and shall provide or otherwise  make  available  copies of such  memoranda  and materials to
         Underwriter.

    (f)  Insurer shall notify  Underwriter  immediately upon discovery or in any event as soon as possible under the following circumstances:

         (1)  Of any  event  which  makes  any  material  statement  made in the
              Registration  Statement or the  Prospectus  untrue in any material respect  or results in a  material  omission  in the  Registration
              Statement or the Prospectus;

         (2)  Of any request by the SEC for any  amendment  to the  Registration
              Statement,  or any supplement to the  Prospectus,  or statement of additional information;

         (3)  Of the issuance by the SEC of any notice  pursuant to Section 8(e)
              of  ICA-40,  any  stop  order  with  respect  to the  Registration
              Statement  or any  amendment  thereto,  or the  initiation  of any proceedings for that purpose or for any other purpose  relating to the registration and/or offering of the Contracts;

         (4)  Of  any  event  of  the  Contracts'  or  the  Separate   Account's
              noncompliance  with the  applicable  requirements  of the Internal
              Revenue  Code  or   regulations,   rulings,   or   interpretations
              thereunder that could jeopardize the Contracts'  status as annuity contracts;

         (5)  Of any change in applicable  insurance  laws or regulations of any state or  jurisdiction  listed on SCHEDULE 3 materially  adversely affecting the insurance  status of the Contracts or  Underwriter's obligations with respect to the distribution of the Contracts;

         (6)  Of any loss or  suspension  of the  approval of the  Contracts  or distribution thereof by a state securities or insurance regulatory
              body,   administrative   agency,   or   any   other   governmental
              instrumentality of any state or jurisdiction  listed on SCHEDULE 3 authorizing  the sale of the Contracts,  any loss or suspension of
              Insurer's  certificate of authorization to do business or to issue variable insurance contracts in such state or jurisdiction,  or of the  lapse  or  termination  of the  Contracts'  or  the  Separate
              Account's registration, approval or clearance in any such state or jurisdiction;

         (7)  Of any termination of the authorization or approval of the sale of the Contracts in the states and  jurisdictions  listed on SCHEDULE
              3;

         (8)  Of any material  adverse  change in the  condition  (financial  or otherwise) of Insurer or the Separate Account that would cause the
              information  in  the  Registration   Statement  to  be  materially
              misleading; and

         (9)  Of any event which causes a representation  or warranty of Insurer contained in this Agreement to no longer be true.

    (g)  Insurer shall notify  Underwriter  in a reasonably  timely manner under the circumstances:

         (1)  When  a  Registration   Statement  has  become  effective  or  any
              post-effective  amendment with respect to a Registration Statement becomes effective thereafter;

         (2)  When any  registration  of the Contracts  (or  interests  therein)
              under  the   securities   or  blue  sky  laws  of  the  states  or
              jurisdictions  listed on SCHEDULE 3 have become  effective  to the extent not yet obtained as of the Effective Date;

         (3)  When approval of the Contract forms under the applicable insurance laws of the states or jurisdictions listed on SCHEDULE 3 have been obtained to the extent not yet obtained as of the Effective  Date;
              and

         (4)  In  which  states  or  jurisdictions  listed  on  SCHEDULE  3  the
              Contracts may not be lawfully sold.

    (h)  Insurer shall provide Underwriter access to such records,  officers and employees  of Insurer at  reasonable  times as is  necessary  to enable
         Underwriter to fulfill its obligation,  as the underwriter  under SA-33 for the Contracts and as principal underwriter for the Separate Account under ICA-40, to perform due diligence and to use reasonable care.

    (i)  Insurer  shall use its best efforts to timely file each  post-effective amendment to a Registration  Statement,  Prospectus,  annual reports on
         Form N-SAR, and all other reports,  notices,  statements and amendments required to be filed by or for Insurer and the  Separate  Account  with
         the  SEC  under  SA-33,   SEA-34  and/or   ICA-40  or  any   applicable
         Regulations.  Insurer shall timely file Rule 24f-2 notices  required to be filed by or for Insurer and the Separate  Account with the SEC under
         SA-33 and/or ICA-40 or any applicable Regulations.  To the extent there occurs an event or development (including, without limitation, a change
         of  applicable  law,   regulation  or  administrative   interpretation)
         warranting an amendment to the Registration  Statement or supplement to the  Prospectus,  Insurer shall  endeavor to promptly  prepare and file such amendment or supplement with the SEC.

    (j)  To the extent that Insurer is responsible for printing under Section 7,
         Insurer shall provide Underwriter with as many copies of the Prospectus
         (and any amendments or  supplements  to the  Prospectus) as Underwriter may reasonably request.

    (k)  Insurer shall deliver to Underwriter,  as soon as practicable  after it becomes  available,  the  annual  statement  for  Insurer  and  for the
         Separate Account in the form filed with the State of Kansas.

    (l)  Insurer shall furnish to  Underwriter  without  charge  promptly  after filing ten (10) complete copies of each Registration  Statement and any pre-effective or post-effective amendment thereto,  including financial statements and all exhibits not incorporated therein by reference.

10. REPRESENTATIONS AND WARRANTIES OF UNDERWRITER

    Underwriter  represents  and  warrants to Insurer on the  Effective  Date as follows:

    (a)  Underwriter  has been  duly  organized  and is  validly  existing  as a corporation  in good  standing  under the laws of the State of Maryland with full power and authority to own,  lease and operate its properties and to conduct its business,  and is in good standing, in each state in which its business so requires.

    (b)  The execution and delivery of this  Agreement and the  consummation  of the transactions  contemplated  herein have been duly authorized by all necessary  corporate  action by  Underwriter,  and when so executed and delivered this Agreement  shall be the valid and binding  obligation of
         Underwriter enforceable in accordance with its terms.

    (c)  The  consummation  of the  transactions  contemplated  herein,  and the fulfillment  of the terms of this  Agreement,  shall not conflict with, result in any  breach in any  material  respect of any of the terms and provisions of, or constitute  (with or without notice or lapse of time)
         a default in any material  respect under, the articles of incorporation or bylaws of Underwriter, or any indenture,  agreement,  mortgage, deed of trust,  or other  instrument to which  Underwriter  is a party or by which it is bound, or to the best of Underwriter's knowledge violate in any  material  respect  any  law,  or,  to the  best  of  Underwriter's knowledge,  any order, rule or regulation  applicable to Underwriter of any court or of any federal or state  regulatory  body,  administrative agency or any other governmental  instrumentality  having  jurisdiction over Underwriter or any of its properties.

    (d)  Underwriter is registered as a broker-dealer  under SEA-34, is a member of the  NASD,  and is duly  registered  as a  broker-dealer  under  the securities laws of the states or  jurisdictions  to the extent required in  connection  with its  obligations  under  this  Agreement,  and its
         Representatives, together with Agency, are fully licensed in accordance with applicable state insurance laws to the extent necessary to perform their obligations under this Agreement.

    (e)  Underwriter  is and shall remain  during the term of this  Agreement in compliance with Section 9(a) of ICA-40.

11. UNDERTAKINGS OF UNDERWRITER

    Underwriter undertakes as follows:

    (a)  Underwriter  shall train,  supervise and be solely  responsible for the conduct of its Representatives in their solicitation of Contracts,  and shall supervise their  compliance with applicable rules and regulations of any  securities  regulatory  agencies  that have  jurisdiction  over variable annuity sales activities.

    (b)  Underwriter will use its best efforts to maintain its registration as a broker-dealer  under SEA-34 and its membership  with the NASD, and will use its best efforts to maintain its  registration  as a  broker-dealer with  the  applicable  securities  authorities  under  the  laws of any applicable  state or jurisdiction  listed on SCHEDULE 3 where necessary in connection with its obligations under this Agreement.

    (c)  Underwriter   shall  be  responsible   for  its  own  conduct  and  the
         employment,  control, and conduct of its officers, employees and agents and for  injury  to such  officers,  employees  or  agents or to others through its  officers,  employees or agents.  Underwriter  assumes full responsibility for its officers,  employees and agents under applicable laws,  rules  and  regulations  and  agrees to pay all  employee  taxes thereunder.

    (d)  Underwriter  will  notify  Insurer  if its SEC or  state  broker-dealer registration  or NASD  membership is terminated or if it is the subject of any proceeding that, in its reasonable judgment, is likely to result in such termination.

    (e)  Underwriter  shall notify Insurer  immediately upon discovery or in any event as soon as possible under the following circumstances:

         (1)  Of any material  adverse  change in the  condition  (financial  or
              otherwise)   of   Underwriter   that   would   materially   affect
              Underwriter's  obligations with respect to the distribution of the
              Contracts; and

         (2)  Of  any  event  which  causes  a  representation  or  warranty  of
              Underwriter contained in this Agreement to no longer be true.

12. RECORDS

    Insurer and Underwriter  each shall maintain such accounts,  books,  records and other  documents  as are  required to be  maintained  by each of them by applicable  laws and  regulations  and shall preserve such accounts,  books, records  and other  documents  for the periods  prescribed  by such laws and regulations.  The accounts,  books,  records and other documents of Insurer, the Separate Account and Underwriter as to all transactions  hereunder shall be  maintained  so as to  clearly  and  accurately  disclose  the nature and details  of the  transactions,  including  such  accounting  information  as necessary  to support  the  reasonableness  of the  amounts  paid by Insurer hereunder.  Each  party  shall  have the right to  inspect  and  audit  such accounts,  books,  records and other  documents  of the other  party  during normal  business  hours upon  reasonable  written notice to the other party.
    Each party shall keep confidential all information obtained pursuant to such an inspection or audit, and shall disclose such information to third parties only upon  receipt  of  written  authorization  from the  other  party or as otherwise described in Section 15, below.

13. INVESTIGATIONS AND PROCEEDINGS

    (a)  COOPERATION

         Underwriter  and Insurer  shall  cooperate  fully in any  insurance  or
         securities   regulatory   investigation   or   proceeding  or  judicial
         proceeding with respect to Insurer,  Underwriter,  their Affiliates and their  agents,  Representatives  or  employees  to the extent that such investigation or proceeding is in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. Without limiting the foregoing, Insurer and Underwriter shall notify each other promptly of any notice of any regulatory investigation or proceeding or judicial proceeding,  arising in connection with the offering,  sale or
         distribution  of  the  Contracts   distributed  under  this  Agreement,
         received by either party with respect to Insurer, Underwriter or any of their  Affiliates,  agents,  Representatives  or employees or which may affect Insurer's issuance or Underwriter's distribution of any Contract marketed under this Agreement.

    (b)  CUSTOMER COMPLAINT

         Insurer and Underwriter shall notify each other promptly in the case of a  substantive  customer  complaint  arising  in  connection  with  the offering,  sale or distribution of the Contracts distributed under this
         Agreement.  In addition,  Underwriter  and Insurer  shall  cooperate in investigating  such  complaint and any response by either party to such complaint  shall be sent to the other  party for written  approval  not less than five business days prior to its being sent to the customer or any  regulatory  authority,  except that if a more  prompt  response is required,  the proposed  response shall be communicated by telephone or facsimile.  In any event, neither party shall release any such response without the other party's prior written approval.

14. INDEMNIFICATION

    (a)  BY UNDERWRITER

         Underwriter  agrees to indemnify and hold harmless  Insurer and each of its  directors  and  officers  and each  person,  if any,  who controls
         Insurer  within the meaning of Section 15 of SA-33  (collectively,  the
         "Indemnified Parties" for purposes of this Section 14(a)),  against any and all  losses,  claims,  expenses,  damages,  liabilities  (including amounts paid in settlement  with the written consent of Underwriter) or
         litigation   (including   legal  and  other   expenses)  to  which  the
         Indemnified Parties may become subject under any statute or regulation, at common law, or otherwise,  insofar as such losses,  claims expenses, damages, liabilities (or actions in respect thereof) or settlements:

         (1)  arise out of or are based  upon any  untrue  statement  or alleged untrue  statement  of any  material  fact or  omission  or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements  therein not misleading, in light of the  circumstances in which they were made,  contained in any Registration Statement or in any Prospectus; to the extent, but only to the  extent,  that such  untrue  statement  or alleged untrue statement or omission or alleged omission:  (i) was made in reliance  upon  information  furnished  in  writing  to Insurer by
              Underwriter  specifically  for use in the  preparation of any such
              Registration  Statement  or any  amendment  thereof or  supplement thereto; or (ii) was contained in (A) any registration  statement, or any  post-effective  amendment thereto which becomes effective, filed by or on behalf of a Fund with the SEC  relating  to Shares, including any financial statements included in, or any exhibit to, such registration statement or post-effective  amendment,  (B) any prospectus of a Fund  relating to the Shares  either  contained in any such  registration  statement or  post-effective  amendment or filed  pursuant to Rule 497(c) or Rule 497(e) under SA-33,  or (C)
              in any  promotional,  sales or  advertising  material  or  written information relating to the Shares authorized by or on behalf of a
              Fund; or

         (2)  result  because  of any  use  by  Underwriter  or any  Underwriter
              Representative of promotional,  sales or advertising  material not authorized by Insurer or any written or oral misrepresentations by
              Underwriter  or any  Underwriter  Representative  or any  unlawful sales  practices  concerning  the Contracts by  Underwriter or any
              Underwriter  Representative  under federal securities laws or NASD regulations  or  other  applicable  law,  or from the  failure  to deliver the Prospectus or prospectuses for the Funds to the extent required; or

         (3)  result from any claims by agents or  Representatives  or employees
              of  Underwriter   for   commissions  or  other   compensation   or
              remuneration of any type; or

         (4)  arise out of or result from any material  breach by Underwriter or any Underwriter Representative of any provision of this Agreement.

         This  indemnification  shall  be in  addition  to  any  liability  that
         Underwriter may otherwise have; provided,  however, that no Indemnified
         Party shall be entitled to  indemnification  pursuant to this provision if such loss, claim, expense, damage, liability or litigation is due to
         the  willful  misfeasance,   bad  faith  or  gross  negligence  in  the
         performance  of such  Indemnified  Party's  duties or by reason of such
         Indemnified  Party's reckless disregard of obligations and duties under this Agreement or to Insurer.

         Underwriter  shall not be liable under this  indemnification  provision with respect to any claim made against an Indemnified Party unless such
         Indemnified  Party shall have notified  Underwriter in writing within a reasonable  time after the summons or other first legal process  giving information of the nature of the claim shall have been served upon such
         Indemnified  Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify
         Underwriter  of any such claim shall not relieve  Underwriter  from any liability which it may have to the Indemnified  Party against whom such action is brought  otherwise  than on  account of this  indemnification provision.  In case any such action is brought  against the Indemnified
         Party, Underwriter will be entitled to participate, at its own expense, in the defense  thereof.  Underwriter  also shall be entitled to assume the defense  thereof,  with counsel  satisfactory to the party named in
         the  action.   After   notice  from   Underwriter   to  such  party  of
         Underwriter's  election to assume the defense thereof,  the Indemnified
         Party shall bear the fees and expenses of any additional  legal counsel retained by it, and Underwriter  will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party  independently  in connection with the defense thereof other than reasonable costs of investigation.

         Underwriter  agrees to promptly  notify Insurer of the  commencement of any  litigation  or  proceedings  against  it  or  a  Fund  or  any  of
         Underwriter's  directors,  officers,  employees or agents in connection with the sale of any Contracts.

    (b)  BY INSURER

         Insurer agrees to indemnify and hold harmless  Underwriter  and each of its  directors  and  officers  and each  person,  if any,  who controls
         Underwriter  within the  meaning of Section 15 of SA-33  (collectively, the "Indemnified Parties" for purposes of this Section 14(b)),  against any and all losses, claims expenses,  damages,  liabilities  (including amounts  paid in  settlement  with the  written  consent of Insurer) or
         litigation   (including   legal  and  other   expenses)  to  which  the
         Indemnified Parties may become subject under any statute or regulation, at common law, or otherwise,  insofar as such losses,  claims expenses, damages, liabilities (or actions in respect thereof) or settlements:

         (1)  arise out of or are based  upon any  untrue  statement  or alleged untrue  statement  of any  material  fact or  omission  or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading,  in light of the  circumstances  in which they were made,  contained  in any
              Registration Statement or in any Prospectus; provided that Insurer shall not be liable in any such case to the extent that such loss, liability,  damage,  claim or  expense  arises out of, or is based upon, an untrue  statement or alleged untrue statement or omission or alleged  omission:  (i) was made in reliance  upon  information furnished in writing to Insurer by  Underwriter  specifically  for use in the preparation of any such  Registration  Statement or any amendment thereof or supplement  thereto; or (ii) was contained in
              (A) any registration  statement,  or any post-effective  amendment thereto which becomes  effective,  filed by or on behalf of a Fund
              with  the  SEC  relating  to  Shares,   including   any  financial
              statements  included  in, or any  exhibit  to,  such  registration statement or  post-effective  amendment,  (B) any  prospectus of a
              Fund  relating  to  the  Shares  either   contained  in  any  such
              registration  statement  or  post-effective   amendment  or  filed
              pursuant to Rule 497(c) or Rule 497(e) under SA-33,  or (C) in any promotional,  sales or advertising material or written information relating to the Shares authorized by or on behalf of a Fund; or

         (2)  result  because  of the terms of any  Contract  or  because of any material  breach by  Insurer  or any of its  officers,  directors, employees or agents (which, for these purposes,  shall not include
              Underwriter Representatives or Distributor Representatives) of any
              provision of this Agreement or of any Contract; or

         (3)  result  because  of any  use  by  Underwriter  or any  Underwriter
              Representative of promotional,  sales and/or advertising  material prepared by Insurer or any written or oral  misrepresentations  by
              Insurer, its officers, directors,  employees or agents (which, for these purposes,  shall not include Underwriter  Representatives or
              Distributor  Representatives),  or any  unlawful  sales  practices concerning  the  Contracts by Insurer,  its  officers,  directors, employees, or agents (which, for these purposes, shall not include
              Underwriter Representatives or Distributor  Representatives) under
              the  federal   securities  laws  or  NASD   regulations  or  other
              applicable law; or

         (4)  arise out of or result from any material  breach by Insurer of any provision of this Agreement.

         This indemnification shall be in addition to any liability that Insurer may otherwise have; provided,  however, that no Indemnified Party shall be entitled to indemnification pursuant to this provision if such loss, claim, expense,  damage,  liability or litigation is due to the willful misfeasance,  bad faith or gross  negligence in the performance of such
         Indemnified  Party's  duties or by reason of such  Indemnified  Party's reckless disregard of obligations and duties under this Agreement or to
         Underwriter.

         Insurer shall not be liable under this  indemnification  provision with respect to any claim made  against an  Indemnified  Party  unless  such
         Indemnified  Party  shall have  notified  Insurer  in writing  within a reasonable  time after the summons or other first legal process  giving information of the nature of the claim shall have been served upon such
         Indemnified  Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify
         Insurer of any such claim shall not relieve  Insurer from any liability which it may have to the Indemnified  Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party,  Insurer will be entitled to  participate,  at its own  expense,  in the defense thereof.  Insurer also shall be entitled to assume the defense thereof, with  counsel  satisfactory  to the party  named in the  action.  After notice from Insurer to such party of  Insurer's  election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional legal counsel retained by it, and Insurer will not be liable  to such  party  under  this  Agreement  for any  legal or other
         expenses   subsequently   incurred  by  such  party   independently  in
         connection  with the defense  thereof  other than  reasonable  costs of investigation.

         Insurer agrees to promptly  notify  Underwriter of the  commencement of any  litigation  or  proceedings  against  it or any of its  directors, officers,  employees  or  agents  in  connection  with  the sale of any
         Contracts.

    (c)  SURVIVAL OF INDEMNIFICATION

         The  indemnification  provisions  contained  in this  Section  14 shall remain  operative  in full  force  and  effect,  regardless  of (1) any investigation  made by or on behalf of Insurer or  Underwriter or by or on  behalf of any  controlling  person  thereof,  (2)  delivery  of any
         Contracts  and  Premiums  therefor,  and  (3) any  termination  of this
         Agreement.  A successor by law of Underwriter  or Insurer,  as the case may be,  shall  be  entitled  to the  benefits  of the  indemnification provisions contained in this Section 14.

15. CONFIDENTIAL AND PROPRIETARY INFORMATION

         At all times  throughout the term of this Agreement,  and following any termination or expiration of this Agreement,  each party and all of its
         respective  Affiliates,  and  each  officer,   director,   shareholder,
         employee or agent thereof,  shall maintain the  confidentiality  of (i)
         this Agreement,  (ii) the transactions  and other matters  contemplated herein,  (iii) any  proprietary  or other  information  provided by one party to the other party to facilitate  the  transactions  contemplated herein,  provided  that this  obligation of  confidentiality  shall not apply to: (i) disclosures required to be made to any regulatory bodies, administrative  agencies  or other  governmental  instrumentalities  or disclosures  deemed by such party to be  desirable  to  disclose to any such entity; (ii) disclosures made to attorneys,  accountants and other
         representatives   in  order  to  assist  in  the  consummation  of  the
         transactions and other matters  contemplated  herein; (iii) disclosures otherwise  required by applicable law; or (iv) disclosures to which the other  party  consents;  provided  further  that,  with  respect to the immediately  foregoing clauses (i) and (iii), any party that makes such a disclosure shall so notify the other party prior to or simultaneously with making such disclosure to the extent reasonably  practicable;  and provided  further that,  with respect to the  foregoing  clause (ii), a
         party  shall  make   disclosures   regarding  this  Agreement  and  the
         transactions  contemplated  herein  only  to  such  party's  attorneys, accountants  and other  third party  representatives  who agree to keep such information confidential in accordance with this Section.

16. DURATION AND TERMINATION OF THIS AGREEMENT

    (a)  TERM

         This Agreement shall become effective upon the Effective Date and shall remain in effect for five years from the  Effective  Date and from year to year thereafter, unless terminated as provided herein.

    (b)  TERMINATION

         After the initial term,  this  Agreement may be terminated at any time, on 60 days  written  notice,  without  the payment of any  penalty,  by
         Underwriter or Insurer.

    (c)  ASSIGNMENT

         This  Agreement  will  automatically  terminate  in  the  event  of its assignment,  as such  term is  defined  in  ICA-40,  without  the prior written consent of the other party.

    (d)  TERMINATION UPON MATERIAL BREACH

         This  Agreement may be terminated at the option of either party to this
         Agreement  upon the other party's  material  breach of any provision of this Agreement or of any representation made in this Agreement,  unless such  breach has been cured  within 10 days after  receipt of notice of breach from the non-breaching party.

    (e)  TERMINATION OF FUND PARTICIPATION AGREEMENT

         Either party has the right to terminate  this Agreement in the event of termination of the Fund  Participation  Agreement between  Underwriter,
         Insurer, and the Funds.

    (f)  EFFECT OF TERMINATION

         Upon  termination  of this  Agreement  all  authorizations,  rights and obligations  shall cease except:  (1) the obligation to settle accounts hereunder,  including commissions on Premiums subsequently received for
         Contracts in effect at the time of  termination  or issued  pursuant to
         Applications  received  by Insurer  prior to  termination;  and (2) the obligations  contained in Sections  2(d), 6, 7, 8(b), 9 (but not clause
         (h) thereof), 12, 13, 14, and 15 hereof.

17. AMENDMENT OF THIS AGREEMENT

         No provisions of this Agreement may be changed, waived,  discharged, or terminated  orally,  but only by an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge,  or termination is sought.

18. AMENDMENT OF SCHEDULES

         The  parties  to this  Agreement  may amend  Schedules  1 and 2 to this
         Agreement  from time to time to reflect  additions of or changes in any class of Contracts, Separate Accounts,  subaccounts and Funds that have been agreed upon.  The  provisions of this  Agreement  shall be equally
         applicable  to  each  such  class  of  Contracts,   Separate  Accounts,
         subaccounts  and Funds that may be added to the  Schedules,  unless the context otherwise requires.

19. MISCELLANEOUS

    (a)  CAPTIONS

         The  captions  in  this  Agreement  are  included  for  convenience  of reference  only,  and in no way  define or limit any of the  provisions hereof or otherwise affect their construction or effect.

    (b)  COUNTERPARTS

         This  Agreement  may  be  executed   simultaneously   in  two  or  more
         counterparts,  each of which  shall be deemed an  original,  but all of which together shall constitute one and the same instrument.

    (c)  RIGHTS, REMEDIES, ETC., ARE CUMULATIVE

         The rights,  remedies and  obligations  contained in this Agreement are cumulative  and are in  addition to any and all  rights,  remedies  and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict  compliance  with any of the conditions of this Agreement  shall not be  construed  as a waiver of any of the  conditions,  but the same shall  remain  in  full  force  and  effect.  No  waiver  of any of the provisions of this Agreement shall be deemed,  or shall  constitute,  a waiver of any other provisions,  whether or not similar,  nor shall any waiver constitute a continuing waiver.

    (d)  INTERPRETATION; JURISDICTION

         This  Agreement  constitutes  the whole  agreement  between the parties hereto with respect to the subject  matter  hereof,  and supersedes all prior  oral  or  written  understandings,  agreements  or  negotiations between the  parties  with  respect to such  subject  matter.  No prior writings by or between the parties with  respect to the subject  matter
         hereof  shall  be  used  by  either  party  in   connection   with  the
         interpretation of any provision of this Agreement. This Agreement shall be construed  and its  provisions  interpreted  under and in accordance with the internal laws of the state of Maryland  without  giving effect to principles of conflict of laws.

    (e)  SEVERABILITY

         This is a severable Agreement.  In the event that any provision of this
         Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable  federal  or  state  law,  then it is the  intention  of the parties  hereto  that such  provision  shall be  enforced to the extent permitted under the law, and, in any event,  that all other  provisions of this  Agreement  shall remain valid and duly  enforceable  as if the provision at issue had never been a part hereof.

    (f)  REGULATION

         This Agreement shall be subject to the provisions of SA-33,  SEA-34 and
         ICA-40 and the  Regulations  and the rules and regulations of the NASD, from time to time in effect,  including such  exemptions from ICA-40 as the SEC may  grant,  and the  terms  hereof  shall be  interpreted  and construed in accordance  therewith.  Without limiting the generality of the foregoing,  the term  "assigned"  shall not include any transaction exempted from Section 15(b)(2) of ICA-40.

20. NOTICE, CONSENT AND REQUEST

         Any notice,  consent or request  required or  permitted  to be given by either  party  to the  other  shall  be  deemed  sufficient  if sent by facsimile  transmission  followed by Federal Express or other overnight carrier,  or if sent by registered or certified mail,  postage prepaid, addressed  by the  party  giving  notice  to  the  other  party  at the following  address  (or at such other  address  for a party as shall be specified by like notice):

                  if to Insurer:

                           Security Benefit Life Insurance Company
                           Attn:  Amy J. Lee, Esq.
                           700 Harrison Street
                           Topeka, Kansas 66636

                  and if to Underwriter:

                           T. Rowe Price Investment Services, Inc.
                           Attn:  Henry Hopkins, Esq.
                           100 East Pratt Street
                           Baltimore, Maryland 21202.

    IN WITNESS WHEREOF, Insurer and Underwriter have each duly executed this Agreement as of the day and year first above written.

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                         By Its Authorized Officer

                                         By:        BRANDT BROCK
                                            ---------------------------
                                                    Brandt Brock

                                         Title:   VICE PRESIDENT

                                         Date:   MAY 1, 1998

                                         T. ROWE PRICE INVESTMENT SERVICES, INC.

                                         By Its Authorized Officer

                                         By:     DARRELL N. BRAMAN
                                            ------------------------------
                                                 Darrell N. Braman

                                         Title:    VICE PRESIDENT

                                         Date:    MAY 1, 1998

                                    EXHIBIT A

                      FORM OF OPINION PURSUANT TO SECTION 2

T. Rowe Price Investment Services, Inc.

Dear Sirs:

    You have requested our opinion with respect to certain matters in connection with the execution of the distribution agreement dated as of April 25, 1995 (the
"Agreement")  entered into between you  ("Underwriter) and Security Benefit Life
Insurance  Company  ("Insurer").  The Agreement  relates to your distribution of
certain  variable  insurance   contracts,   described  more  specifically  in  a
registration  statement,  as amended,  on Form N-4 filed with the Securities and
Exchange  Commission  ("SEC"),  File No.  33-83238,  which  are to be  issued by
Insurer and supported by the T. Rowe Price Variable  Annuity Account of Insurer.
All  capitalized  terms  contained  herein not otherwise  defined shall have the meaning assigned to them in the Agreement.

    We are of the following opinion:

    (1)  Insurer  has  been  duly  organized  and  is  validly   existing  as  a
         corporation in good standing under the laws of the State of Kansas with full power and authority to own,  lease and operate its  properties and conduct its business,  is duly  qualified to transact the business of a life insurance company and to issue variable insurance products, and is in good standing, in each state or jurisdiction listed on Schedule 3 to the Agreement.

    (2)  The execution and delivery of the Agreement and the consummation of the transactions  contemplated  therein  have been duly  authorized  by all necessary  corporate  action  by  Insurer,  and  when so  executed  and delivered  the Agreement  shall be the valid and binding  obligation of
         Insurer enforceable in accordance with its terms.

    (3)  The consummation of the transactions contemplated by the Agreement, and the  fulfillment of its terms,  shall not conflict with,  result in any breach of any of the terms and  provisions  of, or constitute  (with or without  notice  or lapse of time) a default  under,  the  articles  of incorporation  or bylaws of Insurer,  or to the best of our  knowledge, any indenture,  agreement, mortgage, deed of trust, or other instrument to which  Insurer is a party or by which it is bound,  or  violate  any law, or, to the best of our  knowledge,  any order,  rule or regulation applicable  to  Insurer  of  any  court  or of  any  federal  or  state regulatory  body,  administrative  agency  or  any  other  governmental
         instrumentality   having  jurisdiction  over  Insurer  or  any  of  its
         properties.

    (4)  Insurer  has  filed  with the SEC all  statements,  notices  and  other documents  required for  registration of the Contracts and the Separate
         Account under the  provisions  of ICA-40 and SA-33 and the  Regulations thereunder;  further, there are no contracts or documents of Insurer or relating to the Contracts or the Separate Account which are required to be filed as exhibits to the Registration  Statement by SA-33, ICA-40 or the Regulations which have not been so filed.

    (5)  The  Registration  Statement has been declared  effective by the SEC or has become effective in accordance with the Regulations.

    (6)  Insurer has not  received  any notice from the SEC with  respect to the
         Registration  Statement  pursuant to Section 8(e) of ICA-40 and no stop order under SA-33 has been issued and no  proceeding  therefor has been instituted or threatened by the SEC.

    (7)  Insurer has obtained all necessary or customary  orders of exemption or approval  from the SEC to  permit  the  distribution  of the  Contracts pursuant to the  Agreement  and to permit the operation of the Separate
         Account as  contemplated  in the  related  Prospectus,  and such orders apply to  Underwriter,  as principal  underwriter for the Contracts and the Separate Account.

    (8)  The  Registration  Statement and the related  Prospectus  comply in all material  respects  with the  provisions  of SA-33 and  ICA-40  and the
         Regulations.

    (9)  We have no reason to believe  that the  Registration  Statement  (other than any financial  statements  included  therein and any statements or omissions made in reliance upon information furnished to the Company by the Distributor or a Fund (and confirmed in writing)  specifically  for use in the preparation of the  Registration  Statement,  as to which no opinion is  rendered),  at the time it became  effective,  contained an untrue statement of a material fact or omitted to state a material fact required  to be stated  therein  or  necessary  to make the  statements therein not misleading,  in light of the circumstances under which they were made,  nor do we have any reason to  believe  that the  Prospectus
         (other  than  any  financial   statements   included  therein  and  any
         statements or omissions made in reliance upon information  furnished to the Company by the  Distributor  or a Fund (and  confirmed  in writing)
         specifically for use in the preparation of the  Registration  Statement or  Prospectus,  as to which no  opinion  is  rendered),  as amended or supplemented as of the date hereof,  contains an untrue  statement of a material fact or omits to state a material  fact  necessary in order to
         make  the  statements   therein  not   misleading,   in  light  of  the
         circumstances under which they were made.

    (10) We have no reason to believe that the statements made in the Prospectus under the caption  "Tax  Status,"  to the extent  that they  constitute matters  of law or legal  conclusions  with  respect  thereto,  are not correct in any material respect.

    (11) The Separate  Account has been duly established by Insurer and conforms to the  description  thereof  in the  Registration  Statement  and  the
         Prospectus for the Separate Account.

    (12) The form of the Contracts  has been approved to the extent  required by the  Kansas  Insurance  Commissioner  and  by the  governmental  agency responsible for regulating  insurance  companies in each other state or jurisdiction listed on Schedule 3 to the Agreement.

    (13) The Contracts  have been duly  authorized by Insurer and conform to the descriptions  thereof in the  Registration  Statement for the Contracts and the related  Prospectus  and,  when issued as  contemplated  by the
         Registration  Statement,  shall  constitute  legal,  validly issued and binding obligations of Insurer in accordance with their terms.

    (14) The Contracts and the Separate  Account have been duly  registered with the state securities regulatory bodies, administrative agencies, or any other  governmental  instrumentalities  with  which  the  Contracts  or
         Separate  Account  must be  registered  of each  state or  jurisdiction listed on Schedule 3 to the Agreement,  to the extent such registration requirements apply.

    (15) To the best of our knowledge, no other consent, approval, authorization or order of any court or  governmental  authority or agency is required for the  issuance  or  sale  of the  Contracts,  the  establishment  or operation  of the  Separate  Account,  or for the  consummation  of the transactions contemplated by the Agreement, that has not been obtained.

                                         Very truly yours,

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                        October 26, 1995

Amy J. Lee, Esquire
Security Benefit Life Insurance Company
700 Harrison Street
Topeka, Kansas  66636-0001

Re:  Registration Statement No. 33-83238 for
     T. Rowe Price Variable Annuity Separate Account of
     SECURITY BENEFIT LIFE INSURANCE COMPANY

Dear Amy:

    This letter is  delivered  to you in  connection  with (a) the  Distribution
Agreement  dated as of April 25, 1995  between you and T. Rowe Price  Investment
Services, Inc.  ("Underwriter") relating to its distribution of certain variable annuity  contracts (the  "Contracts"),  interests in which have been  registered with  the  Securities  and  Exchange  Commission  (the  "SEC")  pursuant  to the
Registration  Statement  identified above, and (b) the  Participation  Agreement dated as of April 25,  1995,  between  you and the  undersigned  relating to the
Separate  Account's  investment  in  the  undersigned.   For  purposes  of  such
agreements,  this  letter  identifies  information  we have  provided to you for inclusion in the Registration  Statement, as amended on Form N-4, filed with the
SEC, and the  definitive  versions of the related  prospectus  and  statement of
additional   information  for  the  Contracts  (the   "Prospectus"   and  "SAI,"
respectively),  as filed with the SEC on July 18, 1995 in  accordance  with Rule
497 of the Securities Act of 1933.

    References herein to pages, paragraphs,  or sentences are references to such in the definitive  versions of the Prospectus  and SAI.  Capitalized  terms used herein and not defined  herein have the same  meaning as in the  Prospectus  and
SAI.

    The Fund hereby confirms that it has furnished the following  information to you specifically for use in the preparation of the Registration  Statement,  the
Amendment, the Prospectus,  and SAI (to the extent that the following applies to or describes  the Fund and not with respect to  information  regarding any other mutual fund):

    *  The names of the  portfolios of the Fund, as they appear on page 2 of the prospectus and page 7 of the prospectus.

    *  The definition of the Fund on page 6 of the prospectus.

    *  The "Management  Fee," "Other  Expenses," and "Total Portfolio  Expenses"
       shown for the portfolios of the Fund in the Expense Table on page 10, and accompanying note.

    *  The section  entitled "The Funds" beginning on page 12 and ending on page
       14,  except for the  sentence  to the effect  that ". . . if the  Company believes  that any Fund's  response to any of these  events or  conflicts insufficiently  protects Owners,  it will take appropriate  action on its own."

    *  The section entitled "The Investment Advisers," on page 14.

    *  The section entitled "Fund Expenses," on page 25.

                                      * * *

                                         Very truly yours,

                                         T. ROWE PRICE EQUITY SERIES, INC.

                                         By:
                                             -----------------------------------
                                         Name:    Henry H. Hopkins
                                         Title:   Vice President

                                        October 26, 1995

Amy J. Lee, Esquire
Security Benefit Life Insurance Company
700 Harrison Street
Topeka, Kansas  66636-0001

Re:  Registration Statement No. 33-83238 for
     T. Rowe Price Variable Annuity Separate Account of
     SECURITY BENEFIT LIFE INSURANCE COMPANY

Dear Sirs:

    This letter is  delivered  to you in  connection  with (a) the  Distribution
Agreement  dated as of April 25, 1995  between you and T. Rowe Price  Investment
Services, Inc.  ("Underwriter") relating to its distribution of certain variable annuity  contracts (the  "Contracts"),  interests in which have been  registered with  the  Securities  and  Exchange  Commission  (the  "SEC")  pursuant  to the
Registration  Statement  identified above, and (b) the  Participation  Agreement dated as of April 25,  1995,  between  you and the  undersigned  relating to the
Separate  Account's  investment  in  the  undersigned.   For  purposes  of  such
agreements,  this  letter  identifies  information  we have  provided to you for inclusion in the Registration  Statement, as amended on Form N-4, filed with the
SEC, and the  definitive  versions of the related  prospectus  and  statement of
additional   information  for  the  Contracts  (the   "Prospectus"   and  "SAI,"
respectively),  as filed with the SEC on July 18, 1995 in  accordance  with Rule
497 of the Securities Act of 1933.

    References herein to pages, paragraphs,  or sentences are references to such in the definitive  versions of the Prospectus  and SAI.  Capitalized  terms used herein and not defined  herein have the same  meaning as in the  Prospectus  and
SAI.

    The Fund hereby confirms that it has furnished the following  information to you specifically for use in the preparation of the Registration  Statement,  the
Amendment, the Prospectus,  and SAI (to the extent that the following applies to or describes  the Fund and not with respect to  information  regarding any other mutual fund):

    *  The names of the  portfolios of the Fund, as they appear on page 2 of the prospectus and page 7 of the prospectus.

    *  The definition of the Fund on page 6 of the prospectus.

    *  The "Management  Fee," "Other  Expenses," and "Total Portfolio  Expenses"
       shown for the portfolios of the Fund in the Expense Table on page 10, and accompanying note.

    *  The section  entitled "The Funds" beginning on page 12 and ending on page
       14,  except for the  sentence  to the effect  that ". . . if the  Company believes  that any Fund's  response to any of these  events or  conflicts insufficiently  protects Owners,  it will take appropriate  action on its own."

    *  The section entitled "The Investment Advisers," on page 14.

    *  The section entitled "Fund Expenses," on page 25.

                                      * * *

                                         Very truly yours,

                                         T. ROWE PRICE FIXED INCOME SERIES, INC.

                                         By:
                                             -----------------------------------
                                         Name:    Henry H. Hopkins
                                         Title:   Vice President

                                        October 26, 1995

Amy J. Lee, Esquire
Security Benefit Life Insurance Company
700 Harrison Street
Topeka, Kansas  66636-0001

Re:  Registration Statement No. 33-83238 for
     T. Rowe Price Variable Annuity Separate Account of
     SECURITY BENEFIT LIFE INSURANCE COMPANY

Dear Sirs:

    This letter is  delivered  to you in  connection  with (a) the  Distribution
Agreement  dated as of April 25, 1995  between you and T. Rowe Price  Investment
Services, Inc.  ("Underwriter") relating to its distribution of certain variable annuity  contracts (the  "Contracts"),  interests in which have been  registered with  the  Securities  and  Exchange  Commission  (the  "SEC")  pursuant  to the
Registration  Statement  identified above, and (b) the  Participation  Agreement dated as of April 25,  1995  between  you and the  undersigned  relating  to the
Separate  Account's  investment  in  the  undersigned.   For  purposes  of  such
agreements,  this  letter  identifies  information  we have  provided to you for inclusion in the Registration  Statement, as amended on Form N-4, filed with the
SEC, and the  definitive  versions of the related  prospectus  and  statement of
additional   information  for  the  Contracts  (the   "Prospectus"   and  "SAI,"
respectively),  as filed with the SEC on July 18, 1995 in  accordance  with Rule
497 of the Securities Act of 1933.

    References herein to pages, paragraphs,  or sentences are references to such in the definitive  versions of the Prospectus  and SAI.  Capitalized  terms used herein and not defined  herein have the same  meaning as in the  Prospectus  and
SAI.

    The Fund hereby confirms that it has furnished the following  information to you specifically for use in the preparation of the Registration  Statement,  the
Amendment, the Prospectus,  and SAI (to the extent that the following applies to or describes  the Fund and not with respect to  information  regarding any other mutual fund):

    *  The names of the  portfolios of the Fund, as they appear on page 2 of the prospectus and page 7 of the prospectus.

    *  The definition of the Fund on page 6 of the prospectus.

    *  The "Management  Fee," "Other  Expenses," and "Total Portfolio  Expenses"
       shown for the portfolios of the Fund in the Expense Table on page 10, and accompanying note.

    *  The section  entitled "The Funds" beginning on page 12 and ending on page
       14,  except for the  sentence  to the effect  that ". . . if the  Company believes  that any Fund's  response to any of these  events or  conflicts insufficiently  protects Owners,  it will take appropriate  action on its own."

    *  The section entitled "The Investment Advisers," on page 14.

    *  The section entitled "Fund Expenses," on page 25.

                                      * * *

                                        Very truly yours,

                                        T. ROWE PRICE INTERNATIONAL SERIES, INC.

                                        By:
                                            ------------------------------------
                                        Name:    Henry H. Hopkins
                                        Title:   Vice President

                                        October 26, 1995

Amy J. Lee, Esquire
Security Benefit Life Insurance Company
700 Harrison Street
Topeka, Kansas  66636-0001

Re:  Registration Statement No. 33-83238 for
     T. Rowe Price Variable Annuity Separate Account of
     SECURITY BENEFIT LIFE INSURANCE COMPANY

Dear Sirs:

    This  letter  is  delivered  to  you in  connection  with  the  Distribution
Agreement  (the  "Agreement")  dated as of April 25,  1995  between  you and the undersigned  relating to our distribution of certain variable annuity contracts, interests  in which  have  been  registered  with the  Securities  and  Exchange
Commission (the "SEC") pursuant to the Registration  Statement identified above.
This letter identifies  information we have provided to you for inclusion in the
Registration  Statement,  as  amended on Form N-4,  filed with the SEC,  and the definitive  versions of the  related  prospectus  and  statement  of  additional information for the Contracts (the  "Prospectus"  and "SAI,"  respectively),  as filed  with  the SEC on  July  18,  1995  in  accordance  with  Rule  497 of the
Securities Act of 1933.

    References herein to pages,  paragraphs,  or sentences are references to the definitive versions of the Prospectus and SAI. Capitalized terms used herein and not defined herein have the same meaning as in the Prospectus and SAI.

    We have provided the following  information to you  specifically  for use in the preparation of the Registration  Statement,  the Amendment,  the Prospectus,
and the SAI:

    *  The second and third  sentences  under the  caption,  "Application  for a
       Contract," on page 15 to the extent of  references  to the  Underwriter's effectuation of redemptions from the T. Rowe Price mutual funds.

    *  The fourth sentence under the heading "Purchase Payments," on page 16, to the extent of references to redemption of Fund shares.

    *  The paragraph captioned "Distribution of the Contracts," on page 42.

    *  Item 29 of Part C of the Amendment, which lists officers of Underwriter.

    Further,  to the  extent  Investment  Services  has  agreed  to  perform  an administrative or operational service  specifically  described in the Prospectus and not referred to in the preceding paragraph,  you may rely upon the fact that
Investment Services shall perform such service.

                                      * * *

    It is  understood  that the  opinion  of counsel to  Security  Benefit  Life
Insurance  Company to be  furnished  to us in  accordance  with section 2 of the
Distribution  Agreement will not cover (I.E., will specifically  exclude) all of the  information  referred to above,  as well as all  information  confirmed  in writing by or on behalf of the Funds as being  provided  by the  Funds,  and any
omissions   relating  to,  arising  out  of,  or  pertaining  to  such  provided information.

                                         Very truly yours,

                                         T. ROWE PRICE INVESTMENT SERVICES, INC.

                                         By:
                                              ----------------------------------
                                         Name:    Nancy M. Morris
                                         Title:   Vice President

                                   SCHEDULE 1

                         Contracts Subject to Agreement

--------------------------------------------------------------------------------
   CONTRACT MARKETING NAME       POLICY FORM NOS.    SEC REGISTRATION NO.
--------------------------------------------------------------------------------
    T. Rowe Price No-Load                             File No. 33-83238

      Variable Annuity                V6021           File No. 811-8724

    T. Rowe Price No-Load                             File No. 33-83238

   Immediate Variable Annuity         V6027           File No. 811-8724

                                   SCHEDULE 2

                    SEPARATE ACCOUNTS, SUBACCOUNTS AND FUNDS

                          AVAILABLE UNDER THE CONTRACTS

--------------------------------------------------------------------------------
      Separate Account        Subaccount                   Funds
--------------------------------------------------------------------------------
 T. Rowe Price Variable                            T. Rowe Price Equity
   Annuity Account                                 Series, Inc.

                          * New America              * T. Rowe Price New
                            Growth Subaccount          America Growth Portfolio

                          * Equity Income            * T. Rowe Price Equity
                            Subaccount                 Income Portfolio

                          * Personal Strategy
                            Balanced Subaccount      * T. Rowe Price Personal
                                                       Strategy Balanced
                                                       Portfolio

                          * Mid-Cap Growth
                            Subaccount               * T. Rowe Price Mid-Cap
                                                       Growth Portfolio
-------------------------------------------------------------------------------
                                                   T. Rowe Price International
                                                   Series, Inc.

                          * International Stock      * T. Rowe Price
                            Subaccount                 International
                                                       Stock Portfolio
-------------------------------------------------------------------------------
                                                   T. Rowe Price Fixed Income
                                                   Series, Inc.

                                                     * T. Rowe Price Limited
                          * Limited-Term              -Term Bond Portfolio
                            Bond Subaccount
                                                     * T. Rowe Price Prime
                          * Prime Reserve             Reserve Portfolio
                            Subaccount
--------------------------------------------------------------------------------

                                   SCHEDULE 3

                 LIST OF JURISDICTIONS IN WHICH SECURITY BENEFIT
                       IS QUALIFIED TO OFFER THE CONTRACTS

               Alabama                            Missouri
               Alaska                             Montana
               Arizona                            Nebraska
               Arkansas                           Nevada
               California                         New Hampshire
               Colorado                           New Jersey
               Connecticut                        New Mexico
               Delaware                           North Carolina
               District of Columbia               North Dakota
               Florida                            Ohio
               Georgia                            Oklahoma
               Hawaii                             Oregon
               Idaho                              Pennsylvania
               Illinois                           Rhode Island
               Indiana                            South Carolina
               Iowa                               South Dakota
               Kansas                             Tennessee
               Kentucky                           Texas
               Louisiana                          Utah
               Maine                              Vermont
               Maryland                           Virginia
               Massachusetts                      Washington
               Michigan                           West Virginia
               Minnesota                          Wisconsin
               Mississippi                        Wyoming

-----------------------
* Approval of Form Nos. V6027 (8-98) and V6021 (R8-98) is pending.

                                   SCHEDULE 2

                    SEPARATE ACCOUNTS, SUBACCOUNTS AND FUNDS
                          AVAILABLE UNDER THE CONTRACTS

------------------------------------------------------------------------------------
    Separate Account            Subaccount                      Funds
------------------------------------------------------------------------------------
T. Rowe Price Variable                           T. Rowe Price Equity Series, Inc.
 Annuity Account

                        New America Growth           T. Rowe Price New America
                        Subaccount                   Growth Portfolio

                        Equity Income Subaccount     T. Rowe Price Equity Income
                                                     Portfolio

                        Personal Strategy            T. Rowe Price Personal Strategy
                        Balanced Subaccount          Balanced Portfolio

                        Mid-Cap Growth Subaccount    T. Rowe Price Mid-Cap Growth
                                                     Portfolio

                        Blue Chip Growth             T. Rowe Price Blue Chip
                        Subaccount                   Growth Portfolio

                        Health Sciences              T. Rowe Price Health Sciences
                        Subaccount                   Portfolio

                        Equity Index 500             T. Rowe Price Equity Index
                        Subaccount                   500 Portfolio
------------------------------------------------------------------------------------
                                                 T. Rowe Price International
                                                 Series, Inc.

                        International Stock          T. Rowe Price International
                        Subaccount                   Stock Portfolio
------------------------------------------------------------------------------------
                                                 T. Rowe Price Fixed Income
                                                 Series, Inc.

Limited-Term Bond                                    T. Rowe Price Limited-Term
 Subaccount                                          Bond Portfolio

Prime Reserve Subaccount                             T. Rowe Price Prime Reserve
                                                     Portfolio
====================================================================================

IN WITNESS  WHEREOF,  Security  Benefit Life  Insurance  Company,  T. Rowe Price
Investment Services,  Inc. and the undersigned Fund hereby amend this Schedule 2 in accordance  with the  Distribution  Agreement made and entered into as of the
25th day of April 1995, amended and restated as of February 1, 2001.

COMPANY:        SECURITY BENEFIT LIFE INSURANCE COMPANY

                By its authorized officer

                By: AMY J. LEE
                   ---------------------------------------

                Title: Vice President

                Date:  February 1, 2001

FUND:           T. ROWE PRICE EQUITY INCOME SERIES, INC.

                By its authorized officer

                By:  HENRY HOPKINS
                   ----------------------------------------

                Title: Vice President

                Date:  February 1, 2001

UNDERWRITER:    T. ROWE PRICE INVESTMENT SERVICES, INC.

                By its authorized officer

                By:  DARREL M. BRAMAN
                   ---------------------------------------

                Title: Vice President

                Date:  February 1, 2001